Exhibit 99.1
ViaSat Expands Agreement with WildBlue
2007-05-24
Fast growing satellite broadband service provider will purchase 500,000 new terminals
Carlsbad, CA — ViaSat Inc. has expanded its relationship with WildBlue Communications through a requirements contract to supply the next 500,000 Ka-band satellite terminals to be deployed by WildBlue on its WildBlue 1 and Anik F2 satellites. Together with units already delivered, the number of terminals supplied by ViaSat is expected to exceed 750,000. The contract provides for potential expansion to other on-orbit Ka-band satellites that may be used by WildBlue. The contract, which also includes network infrastructure upgrades and software support services, could exceed a value of $200 million over the next three to five years, depending on the underlying market demand for WildBlue subscriber terminals.
“ViaSat and WildBlue have been working very closely together for a number of years to create a scaleable market for satellite broadband services,” said ViaSat CEO Mark Dankberg. “WildBlue’s impressive growth has shown there is very strong demand for high-quality, affordable satellite broadband service in rural America. We are extremely pleased to be a part of their continued growth.”
“As the supplier of the WildBlue user terminals and hub equipment underlying our service, ViaSat is our key technology partner,” said David Leonard, CEO of WildBlue. “This expanded relationship will help us to maintain the service availability that our customers expect, and ensure a continuing supply of affordable new terminals needed to fuel our growth.”
WildBlue, founded on the idea of adapting the cable modem networking technology called DOCSIS® (Data Over Cable Service Interface Specification) to a satellite environment, engaged ViaSat to develop and deploy ground infrastructure for the satellite platform and the technology to adapt the terrestrial standard to a satellite system leveraging the low cost DOCSIS customer premises chips and software used by tens of millions of cable customers. The result is lower costs for network equipment and satellite air time, plus proven, highly scalable network management, provisioning and software support systems.
ViaSat was first selected as the supplier of the WildBlue satellite networking system in 2001. The success of WildBlue in North America has been one of the top satellite success stories of the decade. Now the fastest growing satellite broadband service in the U.S., WildBlue has over 160,000 customers and the launch of service on the new WildBlue-1 Ka-band satellite in March increased capacity to 750,000 subscribers. For more information on WildBlue, visit www.wildblue.com.

Safe Harbor Statement
Portions of this release, particularly statements about the performance and deliveries of ViaSat products and technology, may contain forward-looking statements regarding future events and are subject to risks and uncertainties. ViaSat wishes to caution you that there are some factors that could cause actual results to differ materially, including but not limited to: contractual problems, product defects, end user demand, competing technologies and services, satellite malfunctions, customer liquidity and/or financial strength, manufacturing issues or delays, regulatory issues, technologies not being developed according to anticipated schedules, or that do not perform according to expectations; and other factors affecting the telecommunications industry generally. The Company refers you to the documents it files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in the Company’s Form 10-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. Stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.
DOCSIS is a registered trademark of Cable Television Laboratories Inc.